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Exhibit 10.11
                              SECOND AMENDMENT TO LEASE


    This Second Amendment to Lease is made this 13th day of December 1996 by and between BCE ASSOCIATES, L.P. (Landlord), a New Jersey limited partnership with an address at 1600 St. Georges Avenue, Rahway, NJ 07065 and MEDJET INC. (Tenant), a Delaware Corporation having an address at 1090 King Georges Post Road, Edison, NJ 08837.

1. By agreements dated May 13, 1994 and February 28, 1996 Landlord and Landlord's predecessor in interest demised to Tenant a total of 4,982 sq. ft. at the Business Centre in Edison for a term which originally commenced on May 13, 1994. The agreements referenced above are hereinafter referred to as "the "Lease".

2. Landlord and Tenant desire to expand Tenant's demised premises and extend Tenant's lease all on the terms and conditions set forth herein.

3. Tenant shall demise an additional 2,376 gross rentable square feet located in Unit 505 (the "Second New Space"). Tenant's total square footage shall be 7,358.

4. Landlord's Work with respect to the Second New Space shall be the following:

    A.   New building standard tile.

    B.   Building standard paint.

    C.   2x4 lay in ceiling with fluorescent lights.

    D.   16 receptacles.

    E.   Building standard HVAC.

    F.   No interior demising walls.

5. Landlord shall process building permit applications for the Second New Space upon execution of this lease and shall diligently prosecute to completion the obtaining of a Certificate of Occupancy for the Second New Space. Upon the issuance of a Certificate of Occupancy Tenant shall have the right to occupy the Second New Space and shall commence the payment of rent as set forth in Paragraph 7 below.

6. The Lease Term for all of Tenant's space, including the Second New Space, shall be extended through December 31, 1999.

7.  Tenant's Base Rent shall be as follows:


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    A.   From January 1, 1997 if Certificate of Occupancy for Second New Space
         has been issued or upon issuance of Certificate of Occupancy for Second New Space - March 31, 1997 - $7,162.66 per month

    B.   April 1, 1997 - May 31, 1997 - $7,467.92 per month

    C.   June 1, 1997 - June 30, 1997 - $5,432.92 per month

    D.   July 1, 1997 - December 31, 1997 - $7,467.92 per month

    E.   January 1, 1998 - March 31, 1998 - $7,566.92 per month

    F.   April 1, 1998 - December 31, 1998 - $7,872 per month

    G.   January 1, 1999 - December 31, 1999 - $7,971.17 per month

8. In addition to the fixed rents hereunder, Tenant's responsibility for Tenant Electric for the Second New Space shall be $2,162.16 per annum; $180.18 per month, until a new electric survey is completed ("Subsequent Survey"). After the new survey is completed and delivered to Tenant, the cost of electricity as set forth in the Subsequent Survey shall become binding upon both parties as of the first day of the month next succeeding the month in which Landlord received a copy of the Subsequent Survey, unless Tenant shall notify Landlord of its objection within ten (10) days after receipt of such Subsequent Survey. In such event, the parties shall proceed to resolve Tenant's objection using the procedure as outlined in the Lease.

8. Effective upon the issuance of a Certificate of Occupancy for the Second New Space, Tenant's proportionate share of expenses set forth in Paragraph 10 of the Preamble to Lease shall be increased from 4.08% to 6.03% to reflect the increase in Tenant's square footage.

9. Tenant's Security Deposit shall be increased by $2,213.34 from $4,786.66 to $7,000.00 with said increase to be paid by Tenant upon the execution of this lease.

10. Tenant's Base Year shall remain at 1996 for all of Tenant's demised premises except the Second New Space, for the Second New Space Tenant's Base Year shall be 1997.


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11. Except as specifically modified herein, all the terms and conditions of the Lease shall continue in effect except for those portions of the Lease which are by their terms clearly intended to be adjusted to reflect the extended term and increased size of the premises.

                                BCE ASSOCIATES, L.P.
                                DENZAR MANAGEMENT, L.L.C.



                                    /s/ Steven Denholtz
                                -----------------------------------------
                                By:  Steven Denholtz, Managing Member


                                MEDJET INC.



                                    /s/ Eugene I. Gordon
                                -----------------------------------------
                                By:  Gene Gordon


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